UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Per-Se Technologies, Inc.

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On November 6, 2006, the Registrant issued the following press release:
McKESSON TO ACQUIRE PER-SE TECHNOLOGIES FOR $1.8 BILLION
•	Acquisition builds scale and deepens market penetration.

•	Strengthens product portfolio with three key customer sets: hospitals, physician practices and retail pharmacies.

•	By the third year, McKesson expects to realize pre-tax synergies of at least $50 million to $75 million.
SAN FRANCISCO and ATLANTA, GA, November 6, 2006 — McKesson Corporation (NYSE: MCK) and Per-Se Technologies, Inc. (NASDAQ: PSTI) announced today that the two companies have signed a definitive agreement under which McKesson will acquire Per-Se. Per-Se is a leading provider of financial and administrative healthcare solutions for hospitals, physicians and retail pharmacies. Under the terms of the agreement, McKesson will acquire all of the outstanding shares of Per-Se for $28.00 per share in cash. In total, including Per-Se’s outstanding debt, the transaction is valued at approximately $1.8 billion. By the third year, McKesson expects to realize pre-tax synergies of at least $50 million to $75 million.
     The acquisition is expected to close in the first quarter of 2007, McKesson’s fourth fiscal quarter, subject to customary conditions, including regulatory review. While synergies will begin to be realized in the first year, McKesson expects to invest immediately in the future growth of the businesses being acquired. Excluding special items and including anticipated synergies, the acquisition is expected to be neutral to marginally dilutive to McKesson’s EPS in Fiscal 2008 and accretive thereafter.
Strategic Acquisition Builds Scale and Strengthens Customer Relationships
     Per-Se fits directly with McKesson’s strategy to continue as a leader solving the clinical, financial and business process challenges facing healthcare today. The inclusion of Per-Se builds scale and strengthens customer relationships in existing McKesson businesses serving hospitals, physicians and pharmacies. In addition, Per-Se adds to McKesson the nation’s largest electronic pharmacy network connecting approximately 90 percent of U.S. retail pharmacies to other business partners to help manage key clinical, financial and administrative transactions for the pharmacist and payor. Per-Se’s current customer base includes approximately 100,000 physicians in small practices, 17,000 hospital-affiliated physicians, 3,000 hospitals and 50,000 retail pharmacies.
     “Per-Se expands our customer base with products and services that augment and strengthen McKesson’s solutions portfolio,” said John Hammergren, chairman and chief executive officer of McKesson. “An increasingly complex reimbursement environment, a rapidly emerging market for physician office software, and the continued need for products and services to help our retail pharmacy customers compete more effectively and profitably, all create opportunities for McKesson to accelerate future growth. Per-Se’s highly regarded products and services strengthen our position in each of these key areas while also providing valuable scale. We look forward to welcoming the creativity and energy of Per-Se’s employees to McKesson.”
     “Both McKesson and Per-Se share a vision to reduce healthcare costs while improving quality through streamlining business and clinical processes, and improving patient care,” said Philip M. Pead, chairman, president and chief executive officer of Per-Se Technologies. “Upon closing, our shareholders will realize an attractive and immediate cash premium on their investment in Per-Se. This announcement is also tremendous news for our customers and employees, who will benefit from a significantly enhanced product offering, along with the resources of the world’s largest healthcare services company.”
Stronger Position with Hospitals, Physicians, Pharmacies
     In hospital information technology, Per-Se enables McKesson to further strengthen its leading position with expanded connectivity, services and tools to improve cash flow and business office productivity. Per-Se also enhances McKesson’s offering of resource management solutions with staff management software.
     In physician offices, where McKesson continues to expand its capabilities, Per-Se is a leader in providing practice management software to the small-office physician market and business management outsourcing services to hospital-affiliated and academic physician group practices. The addition of this complementary product line will allow McKesson to market the combined products and services to physicians in groups of all sizes.
     In retail pharmacies, Per-Se adds retail claims management to McKesson’s capabilities and bolsters its offering in pharmacy management software. Per-Se offers pharmacy management systems that streamline and connect pharmacy operations and also operates the nation’s largest electronic pharmacy network.
     Overall, the acquisition of Per-Se provides McKesson with a platform to further strengthen the relationships among pharmacies, manufacturers, physicians, hospitals, payors and patients. With the acquisition of Per-Se, the scale of McKesson’s transaction-processing services and associated offerings for physicians and hospitals will more than double, to approximately 560 million transactions annually, representing an estimated $300 billion in billed charges.
     “The acquisition of Per-Se is consistent with our disciplined, portfolio approach to capital deployment, using the strength of our balance sheet to create shareholder value through a variety of strategies,” Hammergren concluded. “In addition to expanding our scale and enhancing our growth potential, it supports McKesson’s mission to bring technology, clinical best practices and process improvements to healthcare to reduce costs while improving quality, safety and efficiency.”
Other Information
     ValueAct Capital, the beneficial owner of approximately 15.5% of Per-Se’s voting common stock, and certain of its affiliates, have executed a Voting Agreement in conjunction with the Merger Agreement under which ValueAct and its affiliates agree to vote their Per-Se shares in favor of the transaction.
     McKesson’s financial advisor on the transaction is J.P. Morgan Securities, Inc. and its outside counsel is Simpson Thacher & Bartlett LLP. Per-Se’s financial advisor is The Blackstone Group and its outside counsel is King & Spalding LLP.
     McKesson will host a conference call for the financial community to review its proposed acquisition of Per-Se today at 10 AM ET. The call can be accessed by dialing 773-799-3901, passcode MCKESSON. The call will be available on replay at 402-220-4601 through November 20, 2006.
Risk Factors and Safe Harbor Statement
     Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “should”, “seeks”, “approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions, however, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements involve risks and uncertainties involving the proposed acquisition of Per-Se by McKesson, including, but not limited to, the ability of the parties to close the transaction announced in this press release, the ability of McKesson to integrate successfully the operations of Per-Se with McKesson, the cost of financing the transaction, the risk that estimated synergies will not be realized, costs relating to the proposed transaction, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, and the risk that governmental approvals of the transaction will not be obtained on the proposed terms and schedule or at all or will only be obtained following the imposition of adverse conditions. Additional factors also could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the control of McKesson and Per-Se. The most significant of these risks and uncertainties are described in McKesson’s and Per-Se’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: with respect to McKesson, adverse resolution of pending shareholder litigation regarding the 1999 restatement of McKesson’s historical financial statements; the changing U.S. healthcare environment, including changes in government regulations and the impact of potential future mandated benefits; competition; changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; governmental and manufacturers’ efforts to regulate or control the pharmaceutical supply chain; changes in pharmaceutical and medical-surgical manufacturers’ pricing, selling, inventory, distribution or supply policies or practices; changes in the availability or pricing of generic drugs; changes in customer mix; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing McKesson’s internally used or externally sold software and software systems, or the slowing or deferral of demand or extension of the sales cycle for external software products; continued access to third-party licenses for software and the patent positions of McKesson’s proprietary software; McKesson’s ability to meet performance requirements in its disease management programs; the adequacy of insurance to cover liability or loss claims; new or revised tax legislation; foreign currency fluctuations or disruptions to foreign operations; and McKesson’s ability to successfully identify, consummate and integrate strategic acquisitions; and with respect to Per-Se, the failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement sales backlog; lack of revenue growth; client losses; technical issues in processing claims through the Company’s clearinghouses; failure to gain integration synergies from the NDCHealth acquisition; any benefit from an additional release of the tax valuation allowance; outcome of pending legal matters; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither McKesson nor Per-Se assumes any obligation to update or revise any such statements, whether as a result of new information or otherwise. Stockholders are encouraged to review SEC filings and more information about McKesson and Per-Se, which are located on the companies’ respective websites.
Additional Information and Where to Find it
     In connection with the proposed acquisition, Per-Se plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF PER-SE ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to stockholders of Per-Se. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Per-Se with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, you may also obtain McKesson’s filings with the SEC, free of charge, from McKesson’s website (www.mckesson.com) under the tab “Investors” through the “SEC Filings” link and you may obtain Per-Se’s filings with the SEC, free of charge, from Per-Se’s website (www.Per-Se.com) under the tab “Investor Relations” through the “SEC Filings” link.
     McKesson, Per-Se and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Per-Se’s stockholders in favor of the proposed acquisition. Information regarding McKesson’s directors and executive officers is available in McKesson’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on June 15, 2006. Information regarding Per-Se’ directors and executive officers is available in Per-Se’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 14, 2006. Additional information regarding the interests of such potential Per-Se participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
About Per-Se Technologies
     Per-Se Technologies (NASDAQ: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se help enable physicians, pharmacies and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se’s Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.
About McKesson
     McKesson Corporation (NYSE: MCK) is a Fortune 16 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 173-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.

On November 6, 2006, the Registrant distributed the following form letters to certain of its customers, together with a copy of the press release included above:
November 6, 2006
Dear [Pharmacy Customer],
Earlier today Per-Se announced a definitive agreement to be acquired by McKesson Corporation. I’d like to share with you why we believe this exciting business combination will benefit our customers.
A strategic union
Per-Se’s sole focus is your financial success. Our network services and system solutions are focused on reducing the administrative complexity of your pharmacy business and ensuring more complete reimbursement for pharmacy transactions.
Per-Se’s extensive client base and the depth of our pharmacy value added network and systems solutions represent a strong strategic fit with McKesson. A significant driver for this acquisition is McKesson’s goal of broadening their current solutions to enable pharmacies to improve efficiencies and capitalize on future trends, such as consumerism in healthcare.
McKesson has publicly stated its intention to continue investing in future growth for Per-Se solutions once the merger is completed. We expect that the combination of Per-Se and McKesson will result in more extensive pharmacy solutions and resources to help you be financially successful.
Uninterrupted service and support
As we transition through this process, our commitment to provide you with the highest levels of service and quality products will be foremost in our planning and our goal will be to continue to focus on improving your business. There are no plans to “sunset” our existing pharmacy management systems.
At this time, Per-Se and McKesson will continue to operate separately and support our businesses as we do today. The next step of the merger process is to obtain both regulatory and shareholder approvals for this transaction. These approvals must be received before our agreement is considered final.
We expect the transaction to be finalized during the first quarter of 2007. You will experience no interruption of service or support during this process.
We value you as a customer and a trusted business partner. If at any time you have questions, please feel free to contact your Per-Se representative, [First Name Last Name at XXX/XXX-XXXX].
As always, your business is our top priority. Over the next few months, we will continue to share information with you about this acquisition. We’re excited about the future opportunities created when two great companies come together as one to serve you and your business, and look forward to continuing our relationship with your organization.
Regards,

Philip M. Pead	G. Scott MacKenzie
Chairman, President and CEO	President, Pharmacy Solutions
Attachments: Per-Se press release
* * * * *
November 6, 2006
Dear [Physician Outsourcing Customer],
Earlier today Per-Se announced a definitive agreement to be acquired by McKesson Corporation. I’d like to share with you why we believe this is an exciting business combination for our customers.
A strategic union
Per-Se’s sole focus is your financial success. Our services and solutions are focused on reducing the administrative complexity and inefficiencies of healthcare reimbursement, which enables our customers to earn more for the care they provide.
Per-Se’s extensive physician client base and the depth of our outsourced receivables management services and solutions represent a strong strategic fit with McKesson. A significant driver for this merger is McKesson’s goal of broadening their current offering to enable physician practices to not only improve their income potential but also capitalize on future trends, such as consumerism in healthcare.
McKesson has publicly stated its intention to invest for future growth in Per-Se once the merger is completed. We expect that the combination of Per-Se and McKesson will result in more services and resources to help you be financially successful.
Uninterrupted service and support
As we transition through this process, our commitment to provide you with the highest levels of service and quality products will be foremost in our planning and our goal will be to continue to focus on improving your business.
At this time, Per-Se and McKesson continue to operate separately and support our businesses as we do today. The next step of the merger process is to obtain both regulatory and shareholder approvals for this transaction. These approvals must be received before our agreement is considered final.
We expect the transaction to be final during the first quarter of 2007. You will experience no interruption of service or support during this process.
We value you as a customer and a trusted business partner. If at any time you have questions, your account manager is available to assist you. Contact [First Name Last Name at XXX/XXX-XXXX].

As always, your business is our priority. We will continue to share information with you about this new opportunity in the coming months. We’re excited about the future opportunities associated with two great companies coming together as one to serve you and your business.
Regards,

Philip M. Pead	Pat Leonard
Chairman, President and CEO	President, Physician Solutions
Attachment: Per-Se press release
* * * * *
November 6, 2006
Dear [PPM Customer],
Earlier today Per-Se announced a definitive agreement to be acquired by McKesson Corporation. I’d like to share with you why we believe this exciting business combination will benefit our customers.
A strategic union
Per-Se’s sole focus is your financial success. Our solutions are focused on reducing the administrative complexity and inefficiencies of healthcare reimbursement enabling our customers to earn more for the care they provide.
Per-Se’s extensive client base and the depth of our practice management solutions represent a strong strategic fit with McKesson. A significant driver for this merger is McKesson’s goal of broadening their current solutions to enable more physician practices to not only improve their income potential but also capitalize on future trends, such as consumerism in healthcare.
McKesson has publicly stated its intention to invest for future growth in Per-Se once the merger is completed. We expect that the combination of Per-Se and McKesson will result in more practice management tools and resources to help you be financially successful.
Uninterrupted service and support
As we transition through this process, our commitment to provide you with the highest levels of service and quality products will be foremost in our planning and our goal will be to continue to focus on improving your business. There are no plans to “sunset” our existing practice management systems.
At this time, Per-Se and McKesson continue to operate separately and support our businesses as we do today. The next step of the merger process is to obtain both regulatory and shareholder approvals for this transaction. These approvals must be received before our agreement is considered final.
We expect the transaction to be final during the first quarter of 2007. You will experience no interruption of service or support during this process.
We value you as a customer and a trusted business partner. If at any time you have questions, your Per-Se distributor or contact the Per-Se team at XXX/XXX-XXXX.

As always, your business is our top priority. Over the next few months, we will continue to share information with you about this new opportunity. We’re excited about the future opportunities created when two great companies come together as one to serve you and your business. We look forward to continuing our relationship with your organization.
Regards,

Philip M. Pead	Steve Kilguss
Chairman, President and CEO	Senior Vice President & General Manager
Physician Solutions — Practice Management
Attachments: Per-Se press release
* * * * *
November 6, 2006
Dear [RCM Customer],
Earlier today Per-Se announced a definitive agreement to be acquired by McKesson Corporation.
I’d like to share with you why we believe this exciting business combination will benefit our customers.
A strategic union
Per-Se’s sole focus is your financial success. Our services and solutions are focused on reducing the administrative complexity and inefficiencies of healthcare reimbursement, which enables our customers to earn more for the care they provide.
Per-Se’s extensive client base and the depth of our revenue cycle management solutions represent a strong strategic fit with McKesson. A significant driver for this merger is McKesson’s goal of broadening their current revenue cycle solutions to enable hospitals, healthcare facilities and related organizations to not only improve their income potential but also capitalize on future trends, such as consumerism in healthcare.
McKesson has publicly stated its intention to invest for future growth in Per-Se once the merger is completed. We expect that the combination of Per-Se and McKesson will result in more revenue cycle management tools and resources to help you be financially successful.
Uninterrupted service and support
As we transition through this process, our commitment to provide you with the highest levels of service and quality products will be foremost in our planning and our goal will be to continue to focus on improving your business. There are no plans to “sunset” our existing revenue cycle management solutions.
At this time, Per-Se and McKesson continue to operate separately and support our businesses as we do today. The next step of the merger process is to obtain both regulatory and shareholder approvals for this transaction. These approvals must be received before our agreement is considered final.
We expect the transaction to be final during the first quarter of 2007. You will experience no interruption of service or support during this process.

We value you as a customer and a trusted business partner. If at any time you have questions, your account manager is available to assist you. [Contact First Name Last Name at XXX/XXX-XXXX].
As always, your business is our top priority. Over the next few months, we will continue to share information with you about this new opportunity. We’re excited about the future opportunities created when two great companies come together as one to serve you and your business, and look forward to continuing our relationship with your organization.
Regards,

Philip M. Pead	Dave Mason
Chairman, President and CEO	President, Hospital Solutions —
Revenue Cycle Management
Attachment: Per-Se press release
* * * * *
November 6, 2006
Dear [RM Customer],
Earlier today Per-Se announced a definitive agreement to be acquired by McKesson Corporation. I’d like to share with you why we believe this exciting business combination will benefit our customers.
A strategic union
Per-Se’s sole focus is your financial success. Our resource management solutions are focused on reducing the administrative complexity and inefficiencies of healthcare to help your hospitals be more efficient and profitable.
Per-Se’s extensive client base and the depth of our resource management solutions represent a strong strategic fit with McKesson. A significant driver for this merger is McKesson’s goal of broadening their current product solution set to enable hospitals, healthcare facilities and related organizations not only to reduce costs but also capitalize on future opportunities.
McKesson has publicly stated its intention to invest for future growth in Per-Se once the merger is completed. We expect that the combination of Per-Se and McKesson will result in a broader suite of resource management tools to help you be successful.
Uninterrupted service and support
As we transition through this process, our commitment to provide you with the highest levels of service and quality products will be foremost in our planning and our goal will be to continue to focus on helping you improve your effectiveness in managing patient care and improving your business processes. There are no plans to “sunset” our current resource management solutions.
At this time, Per-Se and McKesson continue to operate separately and support our businesses as we do today. The next step of the merger process is to obtain both regulatory and shareholder approvals for this transaction. These approvals must be received before our agreement is considered final.

We expect the transaction to be final during the first quarter of 2007. You will experience no interruption of service or support during this process.
We value you as a customer and a trusted business partner. If at any time you have questions, your account manager is available to assist you. [Contact First Name Last Name at XXX/XXX-XXXX].
As always, servicing your care delivery organization is our top priority. We will continue to share information with you about this new opportunity in the coming months. We’re excited about the future opportunities created when two great companies come together as one to serve you and your business interests. We look forward to continuing our relationship with your organization.
Regards,

Philip M. Pead	Karl Straub
Chairman, President and CEO	Senior Vice President & General Manager
Hospital Solutions — Resource Management
Attachment: Per-Se press release
* * * * *
November 6, 2006
Dear Value Added Reseller,
Earlier today Per-Se announced a definitive agreement to be acquired by McKesson Corporation. I’d like to share with you why we believe this is an exciting business combination for our customers.
A strategic union
Per-Se’s sole focus is the financial success of providers, which means helping our customers to reduce administrative complexities and inefficiencies of healthcare reimbursement to earn more for the care they provide.
Per-Se’s extensive value-added reseller network and physician solutions represent a strong strategic fit with McKesson. A significant driver for this merger is McKesson’s goal of broadening its current offerings to enable physicians to not only improve their income potential but also to capitalize on future trends, such as consumerism in healthcare.
McKesson has publicly stated enthusiasm around the strength of our value-added resellers as well as an intention to invest for future growth in Per-Se once the merger is completed. We expect that the combination of Per-Se and McKesson will result in your ability to offer more products and services to your physician clients.
Uninterrupted service and support
As we transition through this process, your success as a vital business partner will be foremost in our planning. Our goal is to continue to focus on improving physician businesses while supporting your professional achievement and growth as a value-added reseller.
At this time, Per-Se and McKesson continue to operate separately and support our businesses as we do today. The next step of the merger process is to obtain both regulatory and shareholder approvals for this transaction. These approvals must be received before our agreement is considered final.

We expect the transaction to be final during the first quarter of 2007. You will experience no interruption of service or support during this process. We value you as a trusted business partner. If at any time you have questions your channel manager is available to assist you.
We will continue to share information with you about this new opportunity in the coming months. We’re excited about the future opportunities associated with two great companies coming together as one to serve the healthcare industry.
Regards,

Philip M. Pead	Steve Kilguss
Chairman, President and CEO	Senior Vice President & General Manager
Physician Solutions — Practice Management
Attachment: Per-Se press release
* * * * *

On November 6, 2006, the Registrant posted the following information on its company intranet:
> BREAKING NEWS <
Per-Se Technologies, McKesson Sign Definitive Agreement
Complementary Offerings are Strategic Fit for Both Companies
On Monday, November 6, Per-Se announced a definitive agreement to become a part of San Francisco-based McKesson Corporation. The transaction will bring together two of healthcare’s leading technology and services companies focused on increasing quality, safety and efficiency in healthcare. Per-Se employees are the number one factor in Per-Se’s success to date and this is recognized and valued by McKesson. McKesson considers the employees to be an important part of this agreement and looks forward to welcoming us as part of the McKesson family.
This transaction, now subject to regulatory and shareholder approvals, is expected to be completed in three to five months. Both companies will continue to operate independently until the agreement is considered final.
“Per-Se and McKesson share a vision and strategy to increase healthcare quality, safety and efficiency. This agreement represents the next milestone in our journey to further transform the healthcare industry.”
— Phil Pead, Chairman, President & CEO

On November 6, 2006, the Registrant posted the following information on its company intranet:
Per-Se, McKesson Sign Definitive Agreement
Talking Points
November 6, 2006

Announcement
•	Per-Se has signed a definitive agreement to be acquired by San Francisco-based McKesson Corporation.

•	McKesson expands its expertise on the financial and administrative sides of healthcare by joining forces with Per-Se. Per-Se and its customers, employees and shareholders benefit from becoming part of the world’s healthcare services leader to increase healthcare quality, safety and efficiency.

•	Per-Se fits directly with McKesson’s strategy to continue as a leader solving the clinical, financial and business process challenges facing healthcare today. The all-cash transaction is valued at $1.8 billion, including assumed debt. McKesson will pay Per-Se shareholders $28.00 per share and will assume Per-Se’s debt.
Strategic Fit
Highly complementary offerings with a shared strategic focus
•	This agreement represents a strategic step for McKesson as Per-Se’s product and service offering is highly complementary to McKesson’s current solution set.

•	Per-Se’s focus is to improve the financial health of providers. Our goal is to improve the flow of information at the point of care to increase healthcare quality, safety and efficiency.

•	McKesson shares our goal of creating a more efficient, higher-quality healthcare system. Joining with Per-Se expands McKesson’s footprint in the financial and administrative sides of the healthcare to offer a larger solution set to providers.

•	Overall, Per-Se provides McKesson with a platform for further strengthening relationships between pharmacies, manufacturers, physicians, hospitals, payers and patients.
Benefits to customers
•	Physicians
•	McKesson has limited outsourcing capabilities today and sees this agreement with Per-Se as an opportunity to strategically expand its solution offering to physicians. By adding the nation’s largest provider of billing management outsourcing services for physicians, McKesson adds new expertise and customers that allow McKesson to provide additional value-add solutions to physicians.

•	McKesson is very excited about Per-Se’s 100,000 office-based physician clients and the extensive VAR distribution channel that services these physicians. The VAR network provides a new distribution channel through which to provide further solutions and value to physicians.
•	Hospitals
•	McKesson is a leader in the healthcare information technology space for both clinical and financial hospital systems. Per-Se provides products and services that complement McKesson’s enterprise-wide solutions:
•	Best-of-breed solutions that manage a healthcare organization’s workforce and operating room.

•	Market-leading claims management products to enhance revenue as well as complementary revenue cycle management products such as Medicare Secondary Outsourcing and Real-Time Service capabilities.

•	A revenue cycle management outsourcing approach that provides the products and the services to help a hospital’s business office improve its organization’s financial success.
•	While Per-Se’s offerings for hospitals are both complementary and competitive with McKesson’s current offerings, a significant differentiator is that Per-Se’s sole focus is on the administrative side of healthcare for hospitals. Through its focus, Per-Se has developed expertise, which is evident in our products, services and people.

•	McKesson plans to develop comprehensive and interactive reimbursement solutions that link providers, payers, patients and financial services organizations to help both hospitals and physicians meet the challenges of increasing consumer-focused trends in healthcare.
•	Pharmacies

•	McKesson is the largest pharmaceutical distribution company in the world and has been highly focused on broadening its portfolio of offerings to pharmacies.

•	Per-Se’s Value Added Network is an important addition to McKesson’s solution set for pharmacies.

•	Per-Se’s pharmacy management systems provide another way for McKesson to offer market-leading solutions.

•	Per-Se’s pharmacy offerings provide a strategic opportunity for McKesson to offer a richer product set to its own customers as well as the entire pharmacy industry.
A Commitment to Invest in the Future of our Businesses
•	McKesson has publicly stated its intent to invest for future growth in Per-Se immediately following the merger.

•	While synergies exist as a natural evolution of realizing efficiencies in the business, McKesson views Per-Se’s businesses as an important part of its future growth — and a platform to enter new markets and capitalize on future trends in healthcare.
Our People are Our Success
•	Per-Se’s people are the number one factor in Per-Se’s success to date and this is recognized and valued by McKesson.

•	Becoming a part of McKesson is another milestone on our journey to further improve healthcare efficiencies. You continue to be a very important part of future success.
About McKesson
•	McKesson is the nation’s largest health services company and is ranked 16th on the FORTUNE 500 with more than $80 billion in annual revenue.

•	McKesson’s mission: to bring technology, clinical best practices and process improvements to healthcare — improving healthcare’s overall costs, quality, safety and efficiency.

•	The company delivers medicines, medical supplies and health information technology solutions and has the largest customer base in the healthcare industry:
•	200,000 physicians

•	25,000 retail pharmacies

•	10,000 long-term care sites

•	5,000 hospitals

•	2,000 medical-surgical manufacturers

•	750 homecare agencies

•	600 healthcare payers

•	450 pharmaceutical manufacturers
•	McKesson has 25,000 employees worldwide with 250 offices across the U.S. as well as operations in Canada, the United Kingdom, France, Australia, New Zealand, Saudi Arabia, the Netherlands and Israel.

•	McKesson today has a significant presence in Atlanta with its Provider Technologies unit based there.
Next Steps
•	A definitive agreement has been signed.

•	The transaction is now subject to regulatory and shareholder approval. We expect it to be approved and final in the first quarter of 2007.

•	Because the transaction is not yet final, both companies will continue to operate as separate organizations until the transaction is approved. As a result, it is business as usual for Per-Se and McKesson.

•	No joint activities will take place between McKesson and Per-Se (sales, customer, employee, etc.) until the transaction is completed and considered final. There will, however, be integration planning work that takes place between signing and closing.
Communication — Monday, November 6
•	Joint acquisition press release issued

•	Per-Se Q3 earnings release issued

•	All Per-Se employee conference call at 11 am ET with Phil Pead and John Hammergren, McKesson’s chairman and CEO; a replay will be available on Per-Se’s intranet.

•	Proactive customer and prospect outreach will begin with sales and account management.
Communication Materials & Contacts
Available materials about the acquisition include:
•	Joint press release

•	Talking points

•	Customer letters

•	Question/Answer document
Direct all media or investment community inquiries to: Robert Borchert at 770/237-7539 or Emily Pylant at 770/237-7525.
Additional Information
In connection with the proposed merger and required stockholder approval, Per-Se Technologies, Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PER-SE AND THE MERGER. The final proxy statement will be mailed to the stockholders of Per-Se. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Per-Se with the SEC may be obtained free of charge by contacting Per-Se Technologies, Inc., Attn: Investor Relations and Corporate Communications, 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Telephone: 770-237-7539. Per-Se’s filings with the SEC are also available from Per-Se’s website (www.per-se.com) under the tab “Investor Relations” through the “SEC Filings” link.
Participants in This Transaction
Per-Se Technologies and its directors, executive officers, and other members of management may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of Per-Se Technologies and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. Information regarding Per-Se’s directors and executive officers is available in Per-Se’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

On November 6, 2006, the Registrant posted the following information on its company intranet:
Per-Se, McKesson Sign Definitive Agreement
Questions & Answers
November 6, 2006
General
1.	What type of an agreement have Per-Se and McKesson signed? Per-Se has signed a definitive agreement to be acquired by McKesson.
2.	What is the value of this agreement?

The complete transaction is valued at approximately $1.8 billion. Per-Se shareholders will receive $28.00 per share in cash. McKesson will also assume Per-Se’s outstanding debt, currently totaling approximately $0.5 million.
3.	Why is Per-Se interested in becoming part of McKesson?
Per-Se’s growth and success has made us a driving force in the healthcare services and information technology industry. McKesson approached Per-Se with the interest of broadening its existing services and solutions by incorporating our products and services into its portfolio of offerings. We view this merger as significantly increasing the value we can deliver to our customer base as well as to McKesson’s customer base.
4.	When will this transaction close? Per-Se expects that this transaction will close during the first quarter of 2007, once regulatory and shareholder approvals are received.
5.	What are the next steps? Will there be immediate change as a result of the agreement announcement?
It’s important to understand that while we’ve announced this definitive agreement, not one thing will change for you today. It is business as usual. The transaction is subject to customary closing conditions, including shareholder and regulatory approval. We expect this process to take three to five months. Until this occurs we will continue to operate our businesses separately, just as we do today.
6.	How will becoming a part of McKesson help our business?
We will become a part of a Fortune 16 company with revenues over $80 billion. The combination creates opportunities for both companies’ offerings to physicians, hospitals and pharmacies. The combination will provide us with new opportunities to sell our existing solutions as well as cross-selling opportunities into both customer bases. Also, with our combined resources, we see the potential for greater investment in product development that will help all the constituents of healthcare operate more efficiently.
7.	What is the plan for transitioning Per-Se’s businesses into the McKesson portfolio?
Until the transaction is completed, it is business as usual for both companies. Per-Se will continue to run its business as we do today and McKesson will operate its business as it does today.

McKesson has stated publicly that it intends to invest in the Per-Se businesses and sees them as an important component of its future growth.
8.	What does this merger do to increase McKesson’s expertise and benefits to providers?
McKesson expands its expertise on the financial side of healthcare by joining forces with Per-Se.
Per-Se and its customers, employees and shareholders benefit from becoming part of the world’s healthcare services leader to increase healthcare efficiencies.
9.	How will this transaction affect current Per-Se employees?
We’ve just announced this transaction and to the extent we know what effects the merger will have on our organization, we will share that information with you. Per-Se employees are a significant reason why Per-Se is successful — and a significant reason for McKesson’s interest in Per-Se. It is important to reiterate that until this transaction is complete, we will continue to operate our business with the same focus and commitment to our customers.
10.	How will McKesson look to integrate Per-Se’s operations?
Because the agreement was just announced, no other information is available at this time. Once the transaction closes, we’ll receive more information about next steps. However, at this moment, it is business as usual.
11.	Will McKesson keep all of Per-Se’s existing businesses?
McKesson is very excited about Per-Se’s products and services, and the opportunities these solutions present to continue to make healthcare more efficient.

12.	Will the management team of the businesses change?
We’ve just announced this transaction, so no specifics are available on or about the combined structure. McKesson has emphasized that the operational management team of Per-Se is an important part of this transaction and the future success of the businesses.
13.	Who will lead the Per-Se/McKesson transition team? We just signed an agreement and no transition processes have begun.
14.	How does Per-Se’s offering for physicians benefit McKesson?
McKesson has limited outsourcing capabilities today and sees this agreement with Per-Se as an opportunity to strategically expand its solution offering to physicians. By adding the nation’s largest provider of billing management outsourcing services for physicians, McKesson adds new expertise and customers that allow McKesson to offer even more value-add solutions to physicians. McKesson is very excited about Per-Se’s 100,000 office-based physician clients and the extensive VAR distribution channel that services these physicians. The VAR network provides a new distribution channel through which to provide further solutions and value to physicians.
15.	How does Per-Se’s offering for hospitals benefit McKesson?
McKesson is a leader in the healthcare information technology space for both clinical and financial hospital systems. Per-Se provides products and services that complement McKesson’s enterprise-wide solutions:
•	Best of breed solutions that manage a healthcare organization’s workforce and their operating room.

•	Market-leading claims management products to enhance revenue as well as complementary revenue cycle management products such as Medicare Secondary Outsourcing and Real-Time Services.

•	A revenue cycle management outsourcing approach that provides the products and the services to help a hospital’s business office improve its organization’s financial success.
While Per-Se’s offerings for hospitals are both complementary and competitive with McKesson’s current offering, a significant differentiator is that Per-Se’s sole focus is on the administrative side of healthcare for hospitals. Through its focus, Per-Se has developed expertise, which is evident in our products, services and people.

McKesson plans to develop comprehensive and interactive reimbursement solutions that link providers, payers, patients and financial services organizations to help both hospitals and physicians meet the challenges of increasing consumer-focused trends in healthcare.
16.	How does Per-Se’s offering for retail pharmacies benefit McKesson?
McKesson is the largest pharmaceutical distribution company in the world and has been highly focused on broadening its portfolio of offerings to pharmacies. Per-Se’s Value Added Network is an important addition to McKesson’s solution set for pharmacies. Per-Se’s pharmacy management systems provide another way for McKesson to offer market-leading solutions. Per-Se’s pharmacy offerings provide a strategic opportunity for McKesson to offer a richer product set to its own customers as well as the entire pharmacy industry.
About McKesson
17.	Who is McKesson? The world’s largest healthcare services company with 25,000 employees worldwide. Ranked #16 on the Fortune 500 list, McKesson’s fiscal 2006 revenue was $88 billion.
18.	What markets do McKesson serve?
McKesson delivers medicines, medical supplies and health information technology solutions and has the largest customer base in the healthcare industry representing: 200,000 physicians, 25,000 retail pharmacies, 10,000 long-term care sites, 5,000 hospitals, 2,000 medical-surgical manufacturers, 750 homecare agencies, 600 healthcare payers and 450 pharmaceutical manufacturers.

19.	Where does McKesson have offices? 250 offices across the U.S. as well as operations in Canada, the United Kingdom, France, Australia, New Zealand, Saudi Arabia, the Netherlands and Israel.
20.	Will Per-Se employees become McKesson employees?
Per-Se employees are a significant reason why Per-Se is successful — and a significant reason for McKesson’s interest in Per-Se. McKesson considers the employees to be an important part of this transaction and is looking forward to growing its family.
21.	Will there be any job cuts or reductions in overhead? When?
We’ve just signed the agreement today and it is business as usual. Per-Se employees are a significant reason why Per-Se is successful — and a significant reason for McKesson’s interest in Per-Se. McKesson considers us to be an important part of this transaction and an important part of McKesson’s future growth.
22.	Where can I get more information about McKesson? Visit www.mckesson.com
Per-Se Employees
23.	What will happen with the services and products that overlap?
We’ve just announced this transaction and no specifics are available to share right now. Remember, it is business as usual for both companies until the transaction is closed.
24.	Where we do have services or products overlap, does that mean Per-Se employees may lose their jobs?
We believe that an important part of the value to McKesson is the strength of our product and services offerings. While there are some areas of overlap, our respective services and solutions are very complementary. However, it is vital for our customers that we maintain business as usual for both companies until the transaction is closed.
25.	What can I say if someone asks me about this merger?
Per-Se and McKesson have signed a definitive agreement to merge. This merger is an exciting union of two companies committed to driving more efficiency into the healthcare industry.

And while we’re excited about the opportunities this merger presents to our respective businesses and customers, at this time our companies continue to operate separately. The transaction is subject to customary closing conditions, including shareholder and regulatory approval. We expect this to occur during the first quarter of 2007. Until then, it is business as usual and both companies continue to operate separately, as they do today.
26.	How will McKesson communicate with us during the close process?
McKesson intends to communicate with Per-Se employees throughout the period between signing and closing. Any communications from McKesson will be coordinated through Per-Se’s Corporate Communications group.
27.	What do I tell my customers and others who ask me about this merger?
Per-Se and its customers benefit from becoming part the world’s healthcare services leader. McKesson sees the Per-Se businesses as an important component of its future growth and has stated publicly that it intends to invest in them. In addition, customers may find more information at www.per-se.com.

Regarding the specific transaction, you can reiterate that Per-Se has signed a definitive agreement with McKesson.

Before the purchase is considered approved and complete, the merger must be approved by regulators and shareholders. And we expect the deal to be approved and completed within the next three to five months. Until the transaction is completed, both companies continue to operate separately, as they do today.

28.	When will I know if I have a position with McKesson?
We’ve just announced this transaction and no details are available regarding next steps. However, Per-Se employees are a significant reason why the company has established and maintains its leadership position in the markets it serves. McKesson considers the employees to be an important part of this transaction and look forward to welcoming us as part of the McKesson family.
29.	Will I have to relocate? We’ve just announced this transaction and, therefore, I have no specifics to share right now.
30.	What will be my date of hire? Will McKesson honor my tenure/years of service? McKesson will honor your tenure/years of service when you become a McKesson employee.
31.	Will who I report to change? We’ve just announced this transaction and, therefore, I have no specifics to share right now.
32.	Will McKesson offer the same benefits package?
McKesson offers employees a comprehensive and competitive benefits package. However, until the transaction closes, it is business as usual for Per-Se employees. This means you continue with the same benefits that you do today. No changes. It is important that you continue to enroll in a Per-Se benefit plan before the November 10 deadline.

Once the transaction is approved and considered final, you will receive detailed information about McKesson’s benefit plan options.
33.	Will McKesson allow me to rollover my current 401(k) investments?
We’ve just announced this transaction and, therefore, I have no specifics to share right now. What I can tell you is that it is business as usual for both companies until the transaction is closed. Like Per-Se, McKesson has a 401(k) plan, which has similar investment options.
34.	I have vacation planned that I have not taken. Will I still be able to take my vacation? It is business as usual. Per-Se’s current policies regarding paid time off remain in effect.
35.	Where can I direct general questions that I have about this acquisition?
Speak with your manager about questions you have about Per-Se becoming part of McKesson. Please remember that before the transaction closes, it will be business as usual for Per-Se.
36.	What is the customer communication plan? Per-Se and McKesson will each contact its customers separately to inform them of the merger.
37.	How do we handle selling efforts and negotiations that are currently underway with prospects?
It is business as usual. Per-Se and McKesson continue to operate as separate companies. Until the transaction is final, negotiations with prospects continue as they would before this acquisition was announced. There will be no coordination of selling efforts between Per-Se and McKesson prior to the closing (expected in the next three to five months).
38.	Will pricing change? Until this transaction is approved and final, both companies continue to operate separately as they do today under the same pricing structure.
39.	What happens to current contracts, terms and services? Until the transaction is approved and final, both companies continue to operate separately, as they do today. It is business as usual.
Pharmacy Business

40.	What is the strategic benefit of this transaction to our pharmacy clients?
McKesson is the largest pharmaceutical distribution company in the world and has been highly focused on broadening its portfolio of offerings to pharmacies. Per-Se’s Value Added Network is an important addition to McKesson’s solution set for pharmacies. Per-Se’s pharmacy management systems provide another way for McKesson to offer market-leading solutions. Per-Se’s pharmacy offerings provide a strategic opportunity for McKesson to offer a richer product set to its own customers as well as the entire pharmacy industry.

McKesson has stated publicly that it intends to invest in the Per-Se businesses and sees them as an important component of its future growth.
41.	How does this transaction impact new product development and new solutions that we are marketing?
Until this transaction is approved and final, both companies continue to operate their business the way they do today. It is business as usual.
42.	What is the integration plan for pharmacy? This agreement was just announced and so no further information is available at this time.
Hospital Business
43.	What are the benefits of this transaction to our hospital customers? (See comments on this section previously)
McKesson is a leader in the healthcare information technology space for both clinical and financial hospital systems. Per-Se provides products and services that complement McKesson’s enterprise-wide solutions:
•	Best of breed solutions that manage a healthcare organization’s workforce and their operating room.

•	Market-leading claims management products to enhance revenue as well as complementary revenue cycle management products such as Medicare Secondary Outsourcing and Real-time Services capabilities.

•	A revenue cycle management outsourcing approach that provides the products and the services to help a hospital’s business office improve its organization’s financial success.
While Per-Se’s offerings for hospitals are both complementary and competitive with McKesson’s current offering, a significant differentiator is that Per-Se’s sole focus is on the administrative side of healthcare for hospitals. Through its focus, Per-Se has developed expertise, which is evident in our products, services and people.

McKesson plans to develop comprehensive and interactive reimbursement solutions that link providers, payers, patients and financial services organizations to help both hospitals and physicians meet the challenges of increasing consumer-focused trends in healthcare.

McKesson has stated publicly that it intends to invest in the Per-Se businesses and sees them as an important component of its future growth.
44.	How does this transaction impact new product development and new solutions that we are marketing?
Until this transaction is approved and final, both companies continue to operate their business the way they do today. It is business as usual. However, McKesson has stated that it will continue to invest in the Per-Se business as part of their future growth strategy.
Physician Business
45.	What are the benefits of this transaction to our physician customers?
McKesson has limited outsourcing capabilities today and sees this agreement with Per-Se as an opportunity to strategically expand its solution offering to physicians. By adding the nation’s largest provider of billing management outsourcing services for physicians, McKesson adds new expertise and customers that allow McKesson to provide additional value-add solutions to physicians.
McKesson is very excited about Per-Se’s 100,000 office-based physician clients and the extensive VAR distribution channel that services these physicians. The network provides a new distribution channel through which to provide further solutions and value to physicians.

McKesson has stated publicly that it intends to invest in the Per-Se businesses and sees them as an important component of its future growth.
46.	How does this transaction impact new product development and new solutions that we are marketing?
Until this transaction is approved and final, both companies continue to operate their business the way they do today. It is business as usual. However, McKesson has stated that it will continue to invest in the Per-Se business as a part of its future growth strategy.
Customers
47.	Will this purchase impact the ability for Per-Se to sign new business? We do not know but we do not anticipate this agreement to negatively impact our ability to sign new business.
48.	Are any client disruptions/risks anticipated?
Per-Se is firmly committed to ensuring that this transaction will not disrupt service levels for our customers. It is business as usual. Per-Se and McKesson continue to operate both companies separately, as we do today.
49.	What will Per-Se’s existing customers think about the transaction?
We expect our customers to react favorably. Per-Se and its customers benefit from becoming part the world’s healthcare services leader. McKesson sees the Per-Se businesses as an important component of its future growth and has stated publicly that it intends to invest in them.
50.	How will the acquisition affect existing product development plans?
We’ve just announced this transaction and, therefore, no specifics are available to share right now. However, McKesson sees the Per-Se businesses as an important component of its future growth and has stated publicly that it intends to invest in them. And until the transaction is closed, it is business as usual for both companies.
51.	How will the acquisition affect customer support? It is business as usual. Both of our customer groups will continue to receive the same quality service they are accustomed to now.
52.	Will customer account managers change? It is business as usual for our customers.
53.	Will product pricing change?
It is business as usual for our customers.
Additional Information
In connection with the proposed merger and required stockholder approval, Per-Se Technologies, Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PER-SE AND THE MERGER. The final proxy statement will be mailed to the stockholders of Per-Se. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Per-Se with the SEC may be obtained free of charge by contacting Per-Se Technologies, Inc., Attn: Investor Relations and Corporate Communications, 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Telephone: 770-237-7539. Per-Se’s filings with the SEC are also available from Per-Se’s website (www.per-se.com) under the tab “Investor Relations” through the “SEC Filings” link.
Participants in This Transaction
Per-Se Technologies and its directors, executive officers, and other members of management may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of Per-Se Technologies and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. Information regarding Per-Se’s directors and executive officers is available in Per-Se’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

On November 6, 2006, the Registrant posted the following information on its Internet site (www.per-se.com):
> BREAKING NEWS GRAPHIC<
Per-Se Technologies to Become a Part of McKesson Corporation Complementary Offerings are Strategic Fit for Both Companies

On Monday, November 6, Per-Se announced a definitive agreement to become a part of San Francisco-based McKesson Corporation. The transaction will bring together two of healthcare’s leading technology and services companies dedicated to increasing quality, safety and efficiency in healthcare. This transaction, now subject to regulatory and shareholder approvals, is expected to be completed in three to five months.
“Per-Se and McKesson share a vision and strategy to increase quality, safety and efficiency in healthcare. This agreement represents a significant opportunity for each of us to accelerate our efforts and further transform the healthcare industry”
— Phil Pead, Chairman, President & CEO

On November 6, 2006, the Registrant sent the following communications to its employees via email or voicemail, as indicated below:
[All Employee Email]
From: Per-Se Technologies
Subject: All Employee Conference Call with Phil Pead Today at 11 am ET
Today, Per-Se announced a definitive agreement to become a part of San Francisco-based McKesson Corporation. The transaction brings together two of healthcare’s leading technology and services companies focused on increasing healthcare quality, safety and efficiency. Join Phil Pead and John Hammergren, chairman and CEO of McKesson, to learn more about this exciting business combination.

Dial:	888/790-5455
Conference ID:	7625294
Note: An audio replay of this call will be posted to Per-Se’s intranet home page shortly after the call.
(For issues connecting, contact Verizon Conferencing, our vendor host, at 800/475-5000).
* * * * *
[Voice Mail Script for Larger Offices]
Good morning.
Today, Per-Se announced a definitive agreement to become a part of San Francisco-based McKesson Corporation.
The transaction brings together two of healthcare’s leading technology and services companies focused on increasing healthcare quality, safety and efficiency. Join Phil Pead and John Hammergren, chairman and CEO of McKesson, for an all-employee conference call at 11 am Eastern Time, to learn more about this exciting business combination.
To participate, dial 888/790-5455 and enter conference ID 7625294.
If you miss this conference call, a replay will be available shortly after the call. Visit my.per-se.com for the replay information. Thank you.
* * * * *
[Atlanta Meeting Invite via Email]
Pharmacy Meeting Tomorrow @ 9 am ET: Atlanta, Birmingham & Rockville Employees
Scott MacKenzie invites all Atlanta, Birmingham and Rockville Pharmacy Solutions employees to join him for a meeting tomorrow at 9 am ET with Phil Pead, Chris Perkins and McKesson leadership to hear about Per-Se becoming a part of McKesson Corporation.
•	Atlanta employees are invited to meet at the ECC Conference Room at 9 am ET.

•	Birmingham and Rockville employees may dial in to participate at 9 am ET, by calling XXX/XXXX, then entering passcode: XXXX. A PPT will be emailed to you shortly before the call.
Questions? Contact Stacy Cullinan at stacy.cullinan@per-se.com
* * * * *
[Corporate Meeting Invite via Email]
Employee Meeting Tomorrow @ 3:30 pm: Alpharetta, Lawrenceville & Norcross Employees
Phil Pead and Chris Perkins invite all Alpharetta, Lawrenceville and Norcross employees to join them for a meeting tomorrow at 3:30 pm with McKesson leadership to hear about Per-Se becoming a part of McKesson Corporation.

•	Alpharetta employees are invited to the Doubletree Hotel — Room XXX (hotel is located off Exit 7 / GA 400 — see attached directions).

•	Lawrenceville and Norcross employees are invited to participate remotely by dialing XXX/XXXX, then entering passcode XXXX. A PPT will be emailed to you shortly before the call.
Questions? Contact Stacy Cullinan at stacy.cullinan@per-se.com.
* * * * *
[Pittsburgh Meeting Invite via Email]
Pharmacy Meeting Tomorrow @ 4 pm ET: Pittsburgh, Phoenix Employees
Scott MacKenzie invites all Pittsburgh, Vancouver and Phoenix Pharmacy Solutions employees to join him for a meeting tomorrow at 4 pm ET with Phil Pead and McKesson leadership to hear about Per-Se becoming a part of McKesson Corporation.
•	Pittsburgh employees are invited to meet at the Holiday Inn Hotel — Airport (directions attached).

•	Vancouver and Phoenix employees are invited to participate at 4 pm ET remotely by dialing XXX/XXXX, then entering passcode: XXXX. A PPT will be emailed to you shortly before the call.
Questions? Contact Stacy Cullinan at stacy.cullinan@per-se.com

On November 6, 2006, the Registrant issued the following press release:
Per-Se Technologies Reports Third Quarter 2006 Financial Results
ALPHARETTA, GA — November 6, 2006 — Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians, pharmacies, hospitals and healthcare organizations realize their financial goals, today reported its financial results for the three and nine-month periods ended September 30, 2006. The financial results of the NDCHealth Corporation businesses acquired on January 6, 2006, are included in the Company’s current year results.
Financial Highlights
The following highlights include non-GAAP measures that are reconciled to their most directly comparable GAAP measures later in this press release:
•	Revenue increased 58.4% to $148.9 million from $94.0 million a year ago, driven primarily by the addition of acquired businesses.
•	Adjusted operating income more than doubled to $24.4 million, or 16.4% of revenue, from $11.0 million, or 11.7% of revenue, a year ago.
•	Adjusted earnings per share were $0.22, compared to guidance of $0.18 to $0.21.
•	Adjusted cash flow from continuing operations increased 150% to $89.3 million in the first nine months of 2006, compared to cash flow from continuing operations of $35.5 million in the same period last year.
On a GAAP basis, the Company reported revenue of $148.9 million, operating income of $21.4 million, or 14.3% of revenue, and income from continuing operations of $7.0 million, or $0.16 per diluted share, for the three months ended September 30, 2006. On a non-GAAP basis, excluding non-cash stock-based compensation expense of approximately $1.8 million and NDCHealth transition and integration-related expenses of approximately $1.2 million, the Company reported third quarter adjusted operating income of $24.4 million, or 16.4% of revenue, and adjusted income from continuing operations of $9.4 million, or $0.22 per diluted share.

For the nine months ended September 30, 2006, on a GAAP basis, the Company reported revenue of $447.8 million, operating income of $42.9 million, or 9.6% of revenue, and income from continuing operations of $6.3 million, or $0.14 per share. On a non-GAAP basis, excluding non-cash stock-based compensation expense, NDCHealth transition and integration-related expenses, write-off of in-process research and development, and the non-cash tax benefit from the partial release of the tax asset valuation allowance, the Company had adjusted operating income of $68.6 million, or 15.3% of revenue, and adjusted income from continuing operations of $26.1 million, or $0.60 per diluted share.
The adjusted income from continuing operations for the three and nine-month periods ended September 30, 2006, included an income tax provision at a rate of approximately 41%. The cash paying income tax rate for 2006 is expected to be approximately 5% to 6%.
For comparison purposes, in the three months ended September 30, 2005, the Company reported revenue of $94.0 million, operating income of $11.0 million, or 11.7% of revenue, and income from continuing operations of $9.8 million, or $0.29 per diluted share, and in the nine months ended September 30, 2005, the Company reported revenue of $279.3 million, operating income of $30.7 million, or 11.0% of revenue, and income from continuing operations of $26.8 million, or $0.81 per diluted share.
The three and nine-month periods ended September 30, 2005, included an income tax provision at a cash paying tax rate of approximately 2%.
Cash flow from continuing operations for the nine-month period ended September 30, 2006, was $60.9 million. During this nine-month period, the Company used approximately $28.4 million in operating cash for NDCHealth transition and integration-related activities. Excluding these transition and integration costs, adjusted cash flow from continuing operations was $89.3 million for the nine months ended September 30, 2006, compared to $35.5 million in the same period last year.
“All three business divisions continued to execute well during the third quarter, which contributed to strong cash flow and margin improvement in our third quarter and year-to-date results,” said Philip M. Pead, chairman, president and chief executive officer of Per-Se Technologies.
Business Segment Performance
The following business segment review references adjusted operating income for the third quarter of 2006, which excludes non-cash stock-based compensation expense.
Physician Solutions Division
The Physician Solutions division reported revenue of $77.8 million and adjusted operating income of $12.6 million, or 16.2% of revenue, for the third quarter of 2006, compared to revenue and operating income of $69.8 million and $8.4 million, or 12.0% of revenue, respectively, for the same quarter of 2005.
Revenue growth in the division was attributable to the acquired NDCHealth software business. Revenue in the physician outsourcing business was flat year-over-year. Margin expansion in the division year-over-year was due to the NDCHealth business as well as cost structure improvements, primarily in the division’s ASP-based software product.
Previously, the Company had expected third quarter revenue in the physician outsourcing business to be impacted by the timing of Medicare reimbursement payments. The federal government had announced that they would hold Medicare reimbursement payments that should be funded during the last nine days of September until October as mandated by the Deficit Reduction Act of 2005. The Company had anticipated the negative revenue impact of these actions would be approximately $1.5 million, or approximately $0.02 in diluted earnings per share, in the third quarter 2006 results with a corresponding positive impact in the fourth quarter 2006 results. However, the actual revenue impact in the third quarter was approximately $0.4 million, or approximately $0.00 per diluted share. As a result, third quarter results were higher than expected by approximately $1.1 million, or approximately

$0.02 per diluted share. This revenue and income was previously expected to be recognized in the fourth quarter of 2006.
This division’s outsourced receivables management business had net new business sold in the third quarter of 2006 of approximately $9 million, which compares to net new business sold of approximately $2 million in the same quarter a year ago. Total net new business sold through September 30, 2006, was approximately $18 million. Net backlog for the division at September 30, 2006, was approximately $16 million compared to $12 million at June 30, 2006, and $7 million at September 30, 2005.
Hospital Solutions Division
The Hospital Solutions division reported revenue of $44.1 million and adjusted operating income of $12.1 million, or 27.5% of revenue, for the third quarter of 2006. This compares to revenue of $27.9 million and operating income of $6.1 million, or 22.0% of revenue, in the same quarter of 2005. Year-over-year revenue growth and margin expansion in the division is due to the acquisition of NDCHealth.
New business sold in the Hospital Solutions division was approximately $8 million in the third quarter of 2006, compared to new business sold of approximately $4 million in the same quarter a year ago. Total new business sold year to date through September 30, 2006, was approximately $24 million.
Pharmacy Solutions Division
The Pharmacy Solutions division reported revenue of $31.0 million and adjusted operating income of $5.2 million, or 16.8% of revenue, for the third quarter of 2006. Pharmacy Solutions’ new business sold in the third quarter was approximately $7 million, and approximately $25 million year to date through September 30, 2006. Margins in the division declined on a sequential basis as compared to the second quarter of 2006. Sequential margin improvement in the division’s network services business, which continues to benefit from higher transaction volume and new product introductions, was offset by a slight decline in revenue in the division’s system business due to the timing of certain implementations of its high volume MailRx product.
The Company will not host an investor conference call to discuss its financial and operating results.
Per-Se to be Acquired by McKesson Corporation
Per-Se separately announced that it has signed a merger agreement with McKesson Corporation (NYSE: MCK) pursuant to which McKesson will acquire all of the outstanding shares of Per-Se for $28 per share in cash. McKesson will also assume Per-Se’s outstanding debt. In total, the transaction is valued at approximately $1.8 billion. The transaction is expected to be completed in the first quarter of 2007, and is subject to customary conditions, including regulatory and shareholder approval.
Additional Information
In connection with the proposed merger and required stockholder approval, Per-Se Technologies, Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PER-SE AND THE MERGER. The final proxy statement will be mailed to the stockholders of Per-Se. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Per-Se with the SEC may be obtained free of charge by contacting Per-Se Technologies, Inc., Attn: Investor Relations and Corporate Communications, 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Telephone: 770-237-7539. Per-Se’s filings with the SEC are also available from Per-Se’s website (www.per-se.com) under the tab “Investor Relations” through the “SEC Filings” link.

Participants in This Transaction
Per-Se Technologies and its directors, executive officers, and other members of management may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of Per-Se Technologies and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. Information regarding Per-Se’s directors and executive officers is available in Per-Se’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.
About Per-Se Technologies
Per-Se Technologies is the leader in Connective Healthcare, providing solutions that enable physicians, pharmacies and hospitals to achieve their income potential by streamlining and simplifying the complex administrative burden of providing healthcare. Per-Se’s Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.
Safe Harbor Statement
This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company’s future business operations as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: the failure to obtain appropriate approvals for, or the failure to otherwise complete, the transaction with McKesson, failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement sales backlog; lack of revenue growth; client losses; technical issues in processing claims through the Company’s clearinghouses; failure to gain integration synergies from the NDCHealth acquisition; any benefit from an additional release of the tax valuation allowance; outcome of pending legal matters; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the period ended June 30, 2006. The Company disclaims any responsibility to update any forward-looking statements.

PER-SE TECHNOLOGIES, INC.
CONDENSED SEGMENT REPORTING
(unaudited) ($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue
Physician Solutions	$77,835	$69,805	$235,344	$206,063
Hospital Solutions	44,083	27,860	132,173	84,032
Pharmacy Solutions	31,015	n/a	92,482	n/a
Eliminations	(4,062)	(3,659)	(12,214)	(10,759)

Consolidated	$148,871	$94,006	$447,785	$279,336

Adjusted Operating Income (a non-GAAP measure)*
Physician Solutions	$12,614	$8,375	$35,343	$24,430
Hospital Solutions	12,144	6,140	35,068	17,830
Pharmacy Solutions	5,207	n/a	16,302	n/a
Corporate	(5,558)	(3,516)	(18,064)	(11,552)

Consolidated	$24,407	$10,999	$68,649	$30,708

*	Operating income for the third quarter and nine months of 2006 is adjusted to exclude NDCHealth integration and transition-related expenses, the write-off of in-process research & development, and stock-based compensation expense. See the reconciliation of adjusted operating income to GAAP operating income by business segment provided in this release for further information.

PER-SE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited) ($ in thousands)

	September 30, 2006	December 31, 2005

Assets
Cash and cash equivalents	$52,453	$61,161
Accounts receivable, net	96,768	54,397
Other current assets	20,545	6,559
Property and equipment, net	40,726	16,843
Goodwill	380,656	38,199
Other intangible assets, net	298,496	21,946
Deferred income taxes, net	33,658	30,294
Other	18,036	10,124

	$941,338	$239,523

Liabilities and Stockholders’ Equity
Current liabilities	$87,416	$38,249
Deferred revenue	49,755	25,821
Long-term debt, including current portion	510,620	125,625
Other long-term obligations	21,419	5,312
Stockholders’ equity	272,128	44,516

	$941,338	$239,523

PER-SE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited) ($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue	$148,871	$94,006	$447,785	$279,336

Cost of services	86,007	63,089	274,358	185,596
Selling, general and administrative	41,514	19,918	130,504	63,032

Operating income	21,350	10,999	42,923	30,708
Interest, net	8,390	1,004	24,351	3,285

Income before income taxes	12,960	9,995	18,572	27,423
Income tax expense	5,984	172	12,305	623

Income from continuing operations	6,976	9,823	6,267	26,800
Loss from discontinued operations, net of tax	218	—	292	—

Net income	$6,758	$9,823	$5,975	$26,800

Diluted net income per common share:
Adjusted income from continuing operations	$0.22	$0.29	$0.60	$0.81
Stock-based compensation expense, net of tax	(0.03)	—	(0.06)	—
Write-off of in-process research & development	—	—	(0.31)	—
NDCHealth transition and integration-related expenses, net of tax	(0.02)	—	(0.11)	—
Partial release of deferred tax valuation allowance	(0.01)	—	0.02	—

Income from continuing operations	0.16	0.29	0.14	0.81
Loss from discontinued operations, net of tax	—	—	—	—

Net income — diluted	$0.16	$0.29	$0.14	$0.81

Weighted average shares used in computing diluted earnings per share	43,203	33,792	43,535	32,917

PER-SE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) ($ in thousands)

	Nine Months Ended September 30,
	2006	2005
Cash Flows From Operating Activities:
Net income	$5,975	$26,800
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	49,310	11,233
Stock-based compensation expense	4,525	—
Amortization of deferred financing costs	1,655	1,011
Loss from discontinued operations	292	—
Deferred income taxes	11,009	—
Changes in assets and liabilities, excluding effects of acquisitions and divestitures	(11,910)	(3,507)

Net cash provided by continuing operations	60,856	35,537
Net cash used for discontinued operations	(484)	—

Net cash provided by operating activities	60,372	35,537

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(429,834)	—
Purchases of property and equipment	(8,802)	(6,098)
Software development costs	(12,540)	(4,544)
Other	—	(1,700)

Net cash used for investing activities	(451,176)	(12,342)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	4,312	5,967
Proceeds from borrowings	435,000	—
Treasury stock purchase	—	(15,404)
Payments of debt	(50,202)	(32)
Deferred financing costs	(7,662)	—
Other	648	(18)

Net cash provided by (used for) financing activities	382,096	(9,487)

Cash and Cash Equivalents:
Net change in cash	(8,708)	13,708
Balance at beginning of period	61,161	42,422

Balance at end of period	$52,453	$56,130

PER-SE TECHNOLOGIES, INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (A NON-GAAP MEASURE)
TO GAAP OPERATING INCOME BY BUSINESS SEGMENT
(unaudited) ($ in thousands)

	Three months		Nine months
	ended	Operating	ended	Operating
	Sept. 30, 2006	Margin	Sept. 30, 2006	Margin

Physician Solutions:
Adjusted operating income (a non-GAAP measure)	$12,614	16.2%	$35,343	15.0%
Non-cash stock-based compensation expense	(357)		(759)
NDCHealth transition and integration-related expenses	—		(83)
Non-cash write-off of in-process research & development	—		(1,900)

Operating income	$12,257	15.7%	$32,601	13.9%

Hospital Solutions:
Adjusted operating income (a non-GAAP measure)	$12,144	27.5%	$35,068	26.5%
Non-cash stock-based compensation expense	(278)		(565)
NDCHealth transition and integration-related expenses	—		(146)
Non-cash write-off of in-process research & development	—		(2,800)

Operating income	$11,866	26.9%	$31,557	23.9%

Pharmacy Solutions:
Adjusted operating income (a non-GAAP measure)	$5,207	16.8%	$16,302	17.6%
Non-cash stock-based compensation expense	(282)		(588)
NDCHealth transition and integration-related expenses	—		—
Non-cash write-off of in-process research & development	—		(8,600)

Operating income	$4,925	15.9%	$7,114	7.7%

Corporate:
Adjusted operating loss (a non-GAAP measure)	$(5,558)		$(18,064)
Non-cash stock-based compensation expense	(905)		(2,613)
NDCHealth transition and integration-related expenses	(1,235)		(7,672)

Operating loss	$(7,698)		$(28,349)

Consolidated:
Adjusted operating income (a non-GAAP measure)	$24,407	16.4%	$68,649	15.3%
Non-cash stock-based compensation expense	(1,822)		(4,525)
NDCHealth transition and integration-related expenses	(1,235)		(7,901)
Non-cash write-off of in-process research & development	—		(13,300)

Operating income	$21,350	14.3%	$42,923	9.6%

The Company believes adjusted operating income, which excludes non-cash write-off of in-process research & development, non-cash stock-based compensation expense and NDCHealth acquisition-related expenses is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user’s overall understanding of the Company’s current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company’s operating and other financial information as determined under U.S. generally accepted accounting principles.

PER-SE TECHNOLOGIES, INC.
RECONCILIATION OF ADJUSTED INCOME AND EPS FROM CONTINUING OPERATIONS (A
NON-GAAP MEASURE) TO GAAP INCOME AND EPS FROM CONTINUING OPERATIONS
(unaudited) ($ in thousands, except per share data)

	Three months		Nine months
	ended		ended
	Sept. 30, 2006	EPS	Sept. 30, 2006	EPS
Adjusted income from continuing operations (a non-GAAP measure)	$9,356	$0.22	$26,067	$0.60
Non-cash write-off of in-process research & development	—	—	(13,300)	(0.31)
Non-cash stock-based compensation expense, net of tax	(1,133)	(0.03)	(2,794)	(0.06)
NDCHealth transition and integration-related expenses, net of tax	(726)	(0.02)	(4,700)	(0.11)
Tax benefit from partial release of deferred tax asset valuation allowance	(521)	(0.01)	994	0.02

Income from continuing operations	$6,976	$0.16	$6,267	$0.14

The Company believes adjusted income and adjusted earnings per share from continuing operations, which excludes NDCHealth transition and integration-related expenses, non-cash stock-based compensation expense and non-cash write-off of in-process research & development are additional meaningful measures of operating performance and facilitate comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of these items, and thereby enhances the user’s overall understanding of the Company’s financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company’s operating and other financial information as determined under U.S. generally accepted accounting principles.
PER-SE TECHNOLOGIES, INC.
RECONCILIATION OF ADJUSTED CASH FLOW FROM CONTINUING OPERATIONS (A NON-
GAAP MEASURE) TO GAAP CASH FLOW FROM CONTINUING OPERATIONS
(unaudited) ($ in millions)

Nine Months
ended
Sept. 30, 2006
Adjusted cash flow from continuing operations (a non-GAAP measure)	$89.3
Cash used for non-recurring acquisition-related costs	(28.4)

Cash flow from continuing operations	$60.9

The Company believes adjusted cash flow from continuing operations, which excludes NDCHealth acquisition-related costs, is a meaningful measure of operating cash flow generated from the “base business” and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user’s overall understanding of the Company’s expected financial performance and provides a better baseline for modeling future cash flow expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company’s operating and other financial information as determined under U.S. generally accepted accounting principles.